Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Third Quarter 2018 Financial Results
Total Revenues Grew 34%; Company Boosts Full Year Outlook

SAN FRANCISCO - November 16, 2017 - Splunk Inc. (NASDAQ: SPLK), first in delivering “aha” moments from machine data, today announced results for its fiscal third quarter ended October 31, 2017.

Third Quarter 2018 Financial Highlights

•	Total revenues were $328.7 million, up 34% year-over-year.

•	Total billings were $381.6 million, up 38% year-over-year.

•	GAAP operating loss was $50.8 million; GAAP operating margin was negative 15.5%.

•	Non-GAAP operating profit was $32.3 million; non-GAAP operating margin was positive 9.8%.

•	GAAP loss per share was $0.36; non-GAAP earnings per share was $0.17.

•	Operating cash flow was $52.3 million with free cash flow of $46.9 million.

“I’m proud of our global performance for the quarter and our increased outlook through the rest of the year,” said Doug Merritt, President and CEO, Splunk. “Splunk announced a wide range of innovations at .conf2017 including native support for metrics and machine learning updates to Splunk® Enterprise and Splunk Cloud; new event analytics capabilities in Splunk IT Service Intelligence; new content updates for Splunk Enterprise Security; and a host of new use case-specific solutions. Splunk customers are seizing upon the growing opportunity machine data presents and only Splunk can help them get answers on-premises, in the cloud or across hybrid environments.”

Third Quarter 2018 and Recent Business Highlights:

Customers:

•	Signed more than 450 new enterprise customers.

•
New and Expansion Customers Include: 21st Century Fox, Arizona State University, ATB Financial, Atlassian, Banner Health, BCD Travel, Blackbaud, Blucora, CallidusCloud, Cincinnati Children's Hospital Medical Center, Daimler (Germany), Deakin University (Australia), Defense Health Agency, Derbyshire Fire & Rescue (England), The E.W. Scripps Company, Johns Hopkins University, Li & Fung (Hong Kong), Nutanix, Norsk Helsenett (Norway), PIMCO, Purdue University, SAS, Smithsonian Institution, Texas Department of Transportation, U.S. Army, U.S. Department of Homeland Security Data Center, Vodafone Egypt, Yahoo! JAPAN

Products:

•	Announced at .conf2017 a new suite of solutions and expanded machine learning capabilities across Splunk’s product portfolio to bring machine learning to the mainstream.

•	Announced Splunk Enterprise 7.0 with advancements in machine learning and support for metrics to accelerate monitoring and alerting by at least 20x.

•	Announced Splunk IT Service Intelligence (ITSI) 3.0 to revolutionize event monitoring by combining service context with machine learning.

•
Announced Splunk User Behavior Analytics (UBA) 4.0, enabling customers to create and load their own machine learning models to identify custom anomalies and threats via a new software development kit (SDK).

•	Announced Splunk Enterprise Security (ES) Content Update, a new subscription service that regularly delivers dynamic, pre-packaged security content to Splunk ES customers.

•	Announced Splunk Essentials for Fraud Detection, a free Splunk app that guides customers on how to use Splunk to identify and investigate different types of fraud.

Corporate:

•	Acquired selected assets of Rocana Inc., a company providing analytics solutions for the IT market, to extend Splunk’s IT operations leadership.

•	Acquired SignalSense Inc., a company offering cloud-based advanced data collection and breach detection solutions, further advancing Splunk’s machine learning capabilities.

•	Showcased flexible pricing programs tailored to fit the needs of all customers and deliver value no matter where

Splunk Inc. | www.splunk.com

organizations are in their Splunk journey.

•
Unveiled new, free training programs to help military veterans and youth train for careers in technology through Splunk4Good in partnership with nonprofits AWS re:Start, NPower, Wounded Warrior Project and Year Up.

•	Inducted 42 members of the 2018 cohort of the SplunkTrust program to recognize some of the most dedicated members of the Splunk Community.

Strategic and Channel Partners:

•	Showcased rapid growth of the company’s global partner ecosystem at .conf2017, with the Partner+ Program helping 950 partners worldwide drive market opportunity and profitability.

•	Introduced new versions of the Splunk Add-on for Amazon Web Services (AWS) and Splunk App for AWS with major enhancements around ingestion speed and setup usability.

•	Announced the general availability of Booz Allen Hamilton Cyber4Sight for Splunk, a solution empowering security analysts and threat hunters with actionable threat intelligence.

•	Released the new Splunk App for Puppet Enterprise and Splunk ITSI Module for Puppet Enterprise in partnership with Puppet Labs to help customers address issues in real-time through machine learning.

•	Expanded partnership with Dell EMC with the new Dell EMC Ready Systems for Splunk, a pre-engineered portfolio of purpose-built systems for Splunk Enterprise.

Recognition:

•	Named to Fortune Magazine’s inaugural Future 50 list, which highlights the most forward-looking, innovative companies in the world.

•	Named to the 2017 Technology Fast 500 for the fifth consecutive year. Sponsored by Deloitte, the list recognizes 500 of the fastest-growing companies in North America.

•	Listed as a “Vendor to Watch” in the Gartner 2017 Magic Quadrant for Digital Marketing Analytics.

Events:

•	Hosted .conf2017: the 8th Annual Splunk Conference in Washington, drawing more than 7,000 Splunk enthusiasts, customers and partners.

•	Honored the winners of the 2017 Revolution Awards at .conf2017, recognizing spectacular achievements from Splunk’s worldwide customers and partners.

•
Hosted the first-ever SplunkLive! in Montreal and additional SplunkLive! events in cities worldwide, including Beijing, Seattle, Shanghai and Singapore. Presentations can be found on the SplunkLive! website.

Appointments:

•	Appointed Sara Baack, chief marketing officer of Equinix, and Elisa Steele, former CEO and president of Jive Software, to Splunk’s Board of Directors.

•	Promoted Susan St. Ledger to the newly created role of president, worldwide field operations.

Financial Outlook
The company is providing the following guidance for its fiscal fourth quarter 2018 (ending January 31, 2018):

•	Total revenues are expected to be between $388 million and $390 million.

•	Non-GAAP operating margin is expected to be approximately 16%.

The company is updating its previous guidance provided on August 24, 2017 for its fiscal year 2018 (ending January 31, 2018):

•	Total billings are expected to be approximately $1.485 billion (was approximately $1.450 billion).

•	Total revenues are expected to be between $1.239 and $1.241 billion (was between $1.210 and $1.215 billion).

•	Non-GAAP operating margin is expected to be approximately 8.5% (was approximately 8%).

The company is providing the following guidance for its fiscal year 2019 (ending January 31, 2019):

•	Total revenues are expected to be approximately $1.550 billion.

•	Non-GAAP operating margin is expected to be approximately 10.5%.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for expenses related to stock-based compensation and related employer payroll tax, amortization of acquired intangible assets, adjustments related to a financing lease obligation, adjustments related to facility exits and acquisition-related adjustments.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the excluded costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial

Splunk Inc. | www.splunk.com

measures in the financial statement tables for its fiscal third quarter 2018 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through November 23, 2017 by dialing (855) 859-2056 and referencing Conference ID 8994427.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue, billings, and non-GAAP operating margin targets for the company’s fiscal fourth quarter, fiscal year 2018 and/or fiscal year 2019 in the paragraphs under “Financial Outlook” above and other statements regarding future growth, strategy, including with respect to our acquisitions, pricing programs and their expected benefits, our partner programs and their expected benefits, customer demand and penetration, expanding use of Splunk by customers, size of machine data opportunity, Splunk’s ability to capture market share, and expected benefits of new products and product innovations as well as existing products and services. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products, including its cloud offerings; risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2017, which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) turns machine data into answers. Organizations use market-leading Splunk solutions with machine learning to solve their toughest IT, Internet of Things and security challenges. Join millions of passionate users and discover your “aha” moment with Splunk today: http://www.splunk.com.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2017 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact
Tom Stilwell
Splunk Inc.
415.852.5561
tstilwell@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415.848.8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2017	2016	2017	2016
Revenues
License	$179,829	$139,725	$439,406	$356,412
Maintenance and services	148,824	105,064	411,659	287,082
Total revenues	328,653	244,789	851,065	643,494
Cost of revenues
License	3,013	2,883	9,100	8,713
Maintenance and services	61,154	45,791	173,106	124,077
Total cost of revenues	64,167	48,674	182,206	132,790
Gross profit	264,486	196,115	668,859	510,704
Operating expenses
Research and development	74,080	85,659	217,152	220,254
Sales and marketing	205,364	167,330	570,596	462,709
General and administrative	35,857	34,079	111,492	100,464
Total operating expenses	315,301	287,068	899,240	783,427
Operating loss	(50,815)	(90,953)	(230,381)	(272,723)
Interest and other income (expense), net
Interest income (expense), net	270	(823)	(422)	(2,023)
Other income (expense), net	(289)	(348)	(1,771)	(2,536)
Total interest and other income (expense), net	(19)	(1,171)	(2,193)	(4,559)
Loss before income taxes	(50,834)	(92,124)	(232,574)	(277,282)
Income tax provision (benefit)	(232)	1,367	1,459	3,702
Net loss	$(50,602)	$(93,491)	$(234,033)	$(280,984)

Basic and diluted net loss per share	$(0.36)	$(0.69)	$(1.68)	$(2.11)

Weighted-average shares used in computing basic and diluted net loss per share	140,413	134,677	139,111	133,273

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2017	January 31, 2017
Assets
Current assets
Cash and cash equivalents	$393,314	$421,346
Investments, current portion	665,075	662,096
Accounts receivable, net	264,497	238,281
Prepaid expenses and other current assets	44,545	38,650
Total current assets	1,367,431	1,360,373
Investments, non-current	5,000	5,000
Property and equipment, net	161,249	166,395
Intangible assets, net	52,434	37,713
Goodwill	161,382	124,642
Other assets	28,284	24,423
Total assets	$1,775,780	$1,718,546
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$12,409	$7,503
Accrued payroll and compensation	115,733	100,092
Accrued expenses and other liabilities	74,680	81,071
Deferred revenue, current portion	516,401	478,707
Total current liabilities	719,223	667,373
Deferred revenue, non-current	185,712	146,752
Other liabilities, non-current	99,140	99,260
Total non-current liabilities	284,852	246,012
Total liabilities	1,004,075	913,385
Stockholders’ equity
Common stock	141	137
Accumulated other comprehensive loss	(2,074)	(3,013)
Additional paid-in capital	2,028,455	1,828,821
Accumulated deficit	(1,254,817)	(1,020,784)
Total stockholders’ equity	771,705	805,161
Total liabilities and stockholders’ equity	$1,775,780	$1,718,546

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net loss	$(50,602)	$(93,491)	$(234,033)	$(280,984)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,123	8,279	30,039	22,914
Amortization of investment premiums	31	173	373	620
Stock-based compensation	84,111	105,014	266,533	285,247
Deferred income taxes	(1,811)	78	(2,677)	(620)
Excess tax benefits from employee stock plans	—	476	—	(551)
Non-cash facility exit adjustment	(5,191)	—	(5,191)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(56,415)	(41,227)	(26,216)	9,176
Prepaid expenses, other current and non-current assets	(618)	(4,951)	(8,501)	(8,128)
Accounts payable	2,956	1,265	4,919	1,530
Accrued payroll and compensation	21,890	18,447	15,626	(12,538)
Accrued expenses and other liabilities	(5,100)	19,413	(693)	32,992
Deferred revenue	52,913	31,796	76,654	49,652
Net cash provided by operating activities	52,287	45,272	116,833	99,310
Cash flows from investing activities
Purchases of investments	(177,207)	(207,255)	(517,904)	(523,783)
Maturities of investments	175,745	156,000	514,010	446,275
Acquisitions, net of cash acquired	(42,127)	—	(59,350)	—
Purchases of property and equipment	(5,418)	(12,969)	(13,931)	(27,219)
Other investment activities	—	—	—	(3,500)
Net cash used in investing activities	(49,007)	(64,224)	(77,175)	(108,227)
Cash flows from financing activities
Proceeds from the exercise of stock options	501	1,752	2,474	7,355
Excess tax benefits from employee stock plans	—	(476)	—	551
Proceeds from employee stock purchase plan	—	—	19,282	15,183
Taxes paid related to net share settlement of equity awards	(29,542)	(26,533)	(88,651)	(73,355)
Repayment of financing lease obligation	(497)	—	(1,299)	—
Net cash used in financing activities	(29,538)	(25,257)	(68,194)	(50,266)
Effect of exchange rate changes on cash and cash equivalents	(238)	(147)	504	235
Net decrease in cash and cash equivalents	(26,496)	(44,356)	(28,032)	(58,948)
Cash and cash equivalents at beginning of period	419,810	409,949	421,346	424,541
Cash and cash equivalents at end of period	$393,314	$365,593	$393,314	$365,593

Splunk Inc. | www.splunk.com

SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of acquired intangible assets, adjustments related to a financing lease obligation, adjustments related to facility exits and acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions. The adjustments for the financing lease obligation are to reflect the expense Splunk would have recorded if its build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the annual non-GAAP tax rate, Splunk evaluates a financial projection based on its non-GAAP results. The annual non-GAAP tax rate takes into account other factors including Splunk's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Splunk operates. The annual non-GAAP tax rate applied to the three and nine months ended October 31, 2017 was 27%. Splunk will utilize this annual non-GAAP tax rate in fiscal 2018 and will provide updates to this rate on an annual basis, or more frequently if material changes occur. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment, and billings, which represents revenues plus the change in deferred revenue during the period. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, adjustments related to facility exits, acquisition-related costs, including the partial release of the valuation allowance due to acquisitions, and makes adjustments related to a financing lease obligation from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet. Splunk considers billings to be a useful measure for management and investors because it provides visibility into Splunk’s sales activity for a particular period, which is not necessarily reflected in its revenues given that Splunk recognizes term licenses and subscriptions for cloud services ratably.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$52,287	$45,272	$116,833	$99,310
Less purchases of property and equipment	(5,418)	(12,969)	(13,931)	(27,219)
Free cash flow (non-GAAP)	$46,869	$32,303	$102,902	$72,091
Net cash used in investing activities	$(49,007)	$(64,224)	$(77,175)	$(108,227)
Net cash used in financing activities	$(29,538)	$(25,257)	$(68,194)	$(50,266)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2017

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Adjustments related to facility exits	Acquisition-related adjustments	Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$64,167	$(8,116)	$(2,873)	$316		$—	$—	$—	$53,494
Gross margin	80.5%	2.4%	0.9%	(0.1)%		—%	—%	—%	83.7%
Research and development	74,080	(25,502)	(130)	489		—	—	—	48,937
Sales and marketing	205,364	(37,789)	(561)	1,170		—	—	—	168,184
General and administrative	35,857	(14,882)	—	230		5,191	(643)	—	25,753
Operating income (loss)	(50,815)	86,289	3,564	(2,205)		(5,191)	643	—	32,285
Operating margin	(15.5)%	26.3%	1.1%	(0.7)%		(1.6)%	0.2%	—%	9.8%
Income tax provision	(232)	—	—	—			1,995	7,514	9,277
Net income (loss)	$(50,602)	$86,289	$3,564	$(111)	(2)	$(5,191)	$(1,352)	$(7,514)	$25,083
Net income (loss) per share(1)	$(0.36)								$0.17
_________________________
(1) GAAP net loss per share calculated based on 140,413 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 144,415 diluted weighted-average shares of common stock, which includes 4,002 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $2.1 million of interest expense related to the financing lease obligation.
(3) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 27%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2016

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$48,674	$(7,740)	$(2,814)	$276		$—	$38,396
Gross margin	80.1%	3.2%	1.1%	(0.1)%		—%	84.3%
Research and development	85,659	(45,889)	(63)	559		—	40,266
Sales and marketing	167,330	(39,462)	(110)	1,124		—	128,882
General and administrative	34,079	(13,803)	—	236		—	20,512
Operating income (loss)	(90,953)	106,894	2,987	(2,195)		—	16,733
Operating margin	(37.2)%	43.7%	1.2%	(0.9)%		—%	6.8%
Income tax provision	1,367	—	—	—		2,336	3,703
Net income (loss)	$(93,491)	$106,894	$2,987	$(123)	(2)	$(2,336)	$13,931
Net income (loss) per share(1)	$(0.69)						$0.10
_________________________
(1) GAAP net loss per share calculated based on 134,677 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 138,401 diluted weighted-average shares of common stock, which includes 3,724 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $2.1 million of interest expense related to the financing lease obligation.
(3) For consistency, prior year non-GAAP net loss has been adjusted to reflect the tax effect of the non-GAAP adjustments based on the annual effective tax rate of 21%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2017

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Adjustments related to facility exits	Acquisition-related adjustments	Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$182,206	$(25,436)	$(8,392)	$931		$—	$—	$—	$149,309
Gross margin	78.6%	3.0%	1.0%	(0.1)%		—%	—%	—%	82.5%
Research and development	217,152	(80,100)	(213)	1,515		—	—	—	138,354
Sales and marketing	570,596	(124,041)	(1,893)	3,514		—	—	—	448,176
General and administrative	111,492	(45,673)	—	694		5,191	(643)	—	71,061
Operating income (loss)	(230,381)	275,250	10,498	(6,654)		(5,191)	643	—	44,165
Operating margin	(27.1)%	32.4%	1.2%	(0.8)%		(0.6)%	0.1%	—%	5.2%
Income tax provision	1,459	—	—	—		—	2,540	9,038	13,037
Net income (loss)	$(234,033)	$275,250	$10,498	$(339)	(2)	$(5,191)	$(1,897)	$(9,038)	$35,250
Net income (loss) per share(1)	$(1.68)								$0.25
_________________________
(1) GAAP net loss per share calculated based on 139,111 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 143,552 diluted weighted-average shares of common stock, which includes 4,441 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $6.3 million of interest expense related to the financing lease obligation.
(3) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 27%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2016

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$132,790	$(23,075)	$(8,612)	$561		$—	$101,664
Gross margin	79.4%	3.6%	1.3%	(0.1)%		—%	84.2%
Research and development	220,254	(104,269)	(193)	1,172		—	116,964
Sales and marketing	462,709	(120,883)	(412)	2,373		—	343,787
General and administrative	100,464	(43,448)	—	513		—	57,529
Operating income (loss)	(272,723)	291,675	9,217	(4,619)		—	23,550
Operating margin	(42.4)%	45.4%	1.4%	(0.7)%		—%	3.7%
Income tax provision	3,702	—	—	—		1,465	5,167
Net income (loss)	$(280,984)	$291,675	$9,217	$994	(2)	$(1,465)	$19,437
Net income (loss) per share(1)	$(2.11)						$0.14
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(1) GAAP net loss per share calculated based on 133,273 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 136,690 diluted weighted-average shares of common stock, which includes 3,417 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $5.6 million of interest expense related to the financing lease obligation.
(3) For consistency, prior year non-GAAP net loss has been adjusted to reflect the tax effect of the non-GAAP adjustments based on the annual effective tax rate of 21%.

Reconciliation of Total Billings

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2017	2016	2017	2016
Total revenues	$328,653	$244,789	$851,065	$643,494
Increase in deferred revenue	52,913	31,796	76,654	49,652
Billings (non-GAAP)	$381,566	$276,585	$927,719	$693,146

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